T: -7777 | 3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 1 | P a g e May 4, 2022 Matthew Doctor Minneapolis, MN RE: Chief Executive Officer and President Offer Letter Dear Matt: We are pleased to offer you employment with Regis Corporation (the “Company”) as President and Chief Executive Officer. You will report directly to the Board of Directors of the Company. If you choose to accept this offer, your employment as President and Chief Executive Officer will commence no later than May 5, 2022 (the “Start Date”). 1. Duties/Location. Commencing on the Start Date, you will have the duties, responsibilities, and authority customarily held by the chief executive officer of a publicly traded corporation. You shall devote your full working time to your duties hereunder; provided that you may (i) serve on civic or charitable boards or engage in charitable activities without remuneration therefor, (ii) serve on "for profit" boards, with the prior consent of the Board of Directors of the Company (the "Board") and (iii) manage your personal investments (so long as such investment activities are of a passive nature), provided that such activities in subsections (i), (ii) and (iii) do not, individually or in the aggregate, (A) conflict materially with the performance of your duties under this letter agreement, (B) conflict with the your fiduciary duties to the Company, or (C) result in a breach of the restrictive covenants to which you are bound. Your principal place of employment will be in the Minneapolis, Minnesota metropolitan area. You understand and agree that you may be required to travel from time to time as necessary to perform your duties for the Company. 2. Base Salary. You will be paid a base salary at an annual rate of $600,000 ("Base Salary"), payable in accordance with the Company's payroll practices for executives. Your Base Salary is subject to review by the Compensation Committee of the Board ("Committee") and may be increased but not decreased (other than as provided in the definition of Good Reason). 3. Annual Bonus. During the period of your employment, you shall be eligible for a cash bonus under the Regis Corporation Short Term Incentive Plan (the "STIP") for each fiscal year, with an annual target payout equal to 125% of your Base Salary and a maximum payout of 225% of your Base Salary. Your annual bonus for fiscal year 2022 shall be pro-rated based on the number of days you are employed by the Company for such fiscal year. Payment of any earned annual bonus shall be made in accordance with the terms and conditions of the STIP (and the Company's Senior Executive Severance Policy, if applicable). You will be eligible to participate in the Regis Corporation Stock Purchase and Matching RSU Program in accordance with the terms and conditions of such program. 4. ReFi Bonus. You shall receive a lump sum cash payment equal to $600,000 payable within thirty (30) days following the occurrence of either of the following: (a) refinancing of the Company’s current bank loan with a third-party; and/or (2) obtaining a minimum extension of 24 months with the current bank. 5. Equity Awards. On the Start Date, you will be granted non-qualified stock options to purchase 875,000 shares of common stock of the Company ("Shares") (“Options"). The exercise price of the Options will be the closing price of a Share on the grant date and subject to service-based vesting conditions and will vest 20% on the first (1st) anniversary of the grant date, 20% on the second (2nd) anniversary of the grant date, and 60% on the third (3rd) anniversary of the grant date, subject to your continued employment on such date. Other terms of the Options award will be consistent with awards granted to you in 2021. These awards will be subject to the Company's 2018 Long Term Incentive Plan ("LTIP") and the award agreements governing such awards. 6. Employee Benefits. You will be eligible to participate in executive level perquisites and employee benefit plans and programs generally available to other senior executives of the Company, subject to the terms and conditions of such plans and programs. A summary of the Company's current benefit plans and programs has been provided to you.

T: -7777 | 3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 2 | P a g e 7. Expense Reimbursement. The Company will reimburse you for expenses incurred in connection with the performance of your duties for the Company in accordance with the Company's Business Travel & Entertainment Policy. 8. Company Policies. As an executive of the Company, you are required to comply with the Company's standard policies and procedures including, the Code of Business Conduct and Ethics, and Policy on Insider Trading. 9. Additional Agreements. As a condition to your employment with the Company, you shall execute the Non-Compete, Non-Disclosure, Non-Solicitation and Non-Hire Agreement attached hereto as Exhibit B and the Arbitration Agreement attached hereto as Exhibit C. 10. Termination of Employment. You will be employed by the Company "at-will", which means that you or the Company may terminate your employment at any time and for any reason or no reason; provided, however, that you are required to provide the Company with at least 90 days written notice of your resignation without Good Reason. Notwithstanding the foregoing, the Company may, in its sole and absolute discretion, by written notice to you, accelerate such date of termination. All base salary, benefits and other compensation will end upon the termination of your employment except as required by applicable law or as otherwise provided herein. a. Participation in Senior Executive Severance Policy In the event of a termination of your employment by the Company without Cause (excluding as a result of your death or Disability) or by your resignation for Good Reason, you shall be entitled to participate in the Company's Senior Executive Severance Policy and shall receive the following in accordance with such policy: (i) payment of all accrued but unpaid Base Salary, reimbursement for all unreimbursed business expenses through the date of termination and any vested benefits payable in accordance with the terms of the Company's benefit plans and (ii) subject to your execution of a Separation and General Release Agreement substantially in the form attached to this Agreement as Exhibit A, and the expiration of any applicable revocation period (without revocation) within sixty (60) days following your termination date, you shall be entitled to receive the following severance payments and benefits: (A) an amount equal to one (1) times your Base Salary as of the date of termination, payable in substantially equal installments in accordance with the Company's normal payroll policies for twelve (12) months following the date of such termination, provided that, subject to Section 15, the first payment shall be paid on the first regularly scheduled payroll date following the sixtieth (60th) following your termination date and shall include all amounts due prior thereto, (B) an amount equal to the annual bonus you would have otherwise received for the fiscal year in which your termination date occurs had you remained employed through the payment date of annual bonuses for such year (but not in excess of your target annual bonus), multiplied by a fraction, the numerator of which is the number of days you were employed by the Company during the fiscal year in which the date of your termination occurs and the denominator of which is 365, payable at the same time as bonuses are paid to other senior executives of the Company under the then- applicable STIP for the fiscal year in which the date of termination occurs, (C) subject to your timely election under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), the Company will pay the employer portion of your COBRA premiums for health, dental and vision insurance coverage under the Company's group health, dental and vision insurance plans for a period of up to twelve (12) months, provided that such payment will cease if you become eligible to be covered under the health, dental and/or vision insurance policy of a new employer, or you cease to participate, for whatever reason, in the Company's group insurance plan and (D) continuation of Group Executive Medical Expense Reimbursement Policy for twelve (12) months following such termination. b. Definitions For purposes of this letter agreement, "Cause" shall mean (i) your indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) your continued failure (after specific written notice of any such failure) to perform your material duties hereunder or to following the lawful direction of the Board (for any reason other than illness or physical or mental incapacity) or your material breach of fiduciary duty, (iii) your theft, fraud, or material dishonesty with regard to the Company or any of its affiliates or in connection with your duties, (iv) your material violation of the Company's code of conduct or similar written policies, including, without limitation, the Company's sexual harassment policy and which is not cured (if curable) within thirty (30) days after written notice thereby by the Board to you, (v) your willful misconduct unrelated to the Company or any of its affiliates having, or likely to have, a material negative impact on the Company or any of its affiliates (economically or

T: -7777 | 3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 3 | P a g e its reputation), (vi) an act of gross negligence or willful misconduct by you that relates to the affairs of the Company or any of its affiliates, or (vii) material breach by you of any provisions of this agreement which is not cured (if curable) within thirty (30) days after written notice thereby by the Board to you. For purposes of this letter agreement, "Good Reason" shall mean the occurrence of any of the following, without your express written consent: (a) any material diminution of your authority, duties or responsibilities; and (b) a material reduction by the Company of your Base Salary or target annual bonus percentage (other than (1) an across the board reduction of not more than 10% that applies to all other executives of the Company or (2) any temporary reduction of no more than 25% in response to any pandemic or other extraordinary event of similar market consequence that does not last longer than 12 months); provided, that no event described in clause (a) or (b) shall constitute Good Reason unless (i) you have given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within sixty (60) days following the occurrence of such event, and (ii) you have provided the Company at least sixty (60) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so. Failing such cure, a termination of employment by you for Good Reason shall be effective on the day following the expiration of such cure period. 11. Acknowledgement. You hereby represent and warrant to the Company that (i) the execution, delivery and performance of this letter agreement by you does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which you are a party or by which you are bound, (ii) you are not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this letter agreement by you and the Company, this letter agreement shall be the valid and binding obligation of you on and after the date hereof, enforceable in accordance with its terms. 12. Indemnification. The Company shall indemnify you to the maximum extent permitted by applicable law and the Company's Bylaws in respect of your services as an officer of the Company and its affiliates. 13. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. 14. Section 409A. The payments and benefits under this letter agreement are intended to comply with or be exempt from Section 409A of Code, and the regulations and guidance promulgated thereunder (collectively "Section 409A"), whether pursuant to the short-term deferral exception or otherwise, and, accordingly, to the maximum extent permitted, this letter agreement shall be interpreted to be exempt from Section 409A. For purposes of Section 409A, your right to receive any installment payments pursuant to this letter agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this letter agreement specifies a payment period with reference to a number of days (e.g., "payment shall be made within thirty (30) days following the date of termination"), the actual date of payment within the specified period shall be within the sole discretion of the Company. A termination of employment shall not be deemed to have occurred for purposes of any provision of this letter agreement providing for the payment of any amounts or benefits considered "nonqualified deferred compensation" under Section 409A upon or following a termination of employment unless such termination is also a "separation from service" within the meaning of Section 409A. If you are deemed on the date of termination to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a "separation from service," such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such "separation from service," and (ii) the date of your death (the "Delay Period"). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this provision (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to you in a lump sum, and any remaining payments and benefits due under this Letter Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. We have based this offer upon our hiring requirements you previously satisfied, including, but not limited to, consenting to and passing a criminal background check and providing sufficient documentation necessary to establish your identity and eligibility to work in the U.S.

T: -7777 | 3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 4 | P a g e This letter agreement constitutes the entire agreement and understanding of the parties with respect to your employment and the subject matter herein and supersedes all prior agreements, arrangements and understandings, whether written or oral, between you and the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between you and the Company with respect to the subject matter herein other than those expressly set forth herein. You acknowledge and agree that you are not relying on any representations or promises by any representative of the Company concerning the meaning of any aspect of this letter agreement. This letter agreement may not be altered or modified other than in a writing signed by you and an authorized representative of the Company. This letter agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or permitted assigns of the Company, and your heirs and the personal representatives of your estate. This letter agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of law principles thereof. This letter agreement may be signed in counterparts, each of which, along with any facsimile or scanned email versions, will be deemed an original. Please indicate your acceptance of the terms of this letter agreement and intent to be legally bound by signing below and returning a fully executed copy to me. Sincerely, Andra J. Terrell Title: SVP, General Counsel and Corporate Secretary Date: AGREED AND ACCEPTED: Signed: Printed: Matthew Doctor Date:

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 1 Exhibit A SEPARATION AND GENERAL RELEASE AGREEMENT NOTE: This Exhibit A may be revised to address legal developments, the adoption of policies by the Regis Corporation Board of Directors or non-substantive administrative changes that occur after this form of Separation and General Release Agreement was prepared. TO: Matthew Doctor FROM: Regis Corporation DATE: Please read this document carefully. You are giving up certain legal claims that you might have against Regis Corporation by signing this Agreement. You are advised to consult an attorney before signing this Agreement. This Separation and General Release Agreement ("Agreement") is between Matthew Doctor ("you" or "your" or "Employee") and Regis Corporation ("Regis" or "Company" or "Corporation") collectively, the "parties". This Agreement sets out the terms of your separation from Regis. The term "Regis" includes Regis Corporation, Regis Corp., Regis, Inc., and any and all subsidiaries, affiliates, predecessors, successors and/or assigns. Under this Agreement, Regis will provide you with certain benefits as set forth in the Letter Agreement made by and between Regis Corporation, a Minnesota corporation and President and Chief Executive Officer as of May 5, 2022 (the "Letter Agreement"). Such benefits will be provided in exchange for your Agreement to the terms set forth below including, but not limited to, waiving and releasing certain past or present legal claims you may have against Regis. Except as provided and/or modified herein, this Agreement incorporates all terms of the Letter Agreement, including any terms which may not be specifically referenced in this Agreement dated [Date]. TERMS OF AGREEMENT 1. Termination. Regis has terminated your employment effective on ("Departure Date"). 2. Payments Upon Termination. a. Whether or not you sign this Agreement, Regis will pay you: 1) All wages you have earned through and including the Departure Date; and 2) Reimbursement for all necessary business expenses you have incurred through Departure Date if any, for which you seek reimbursement. Any such request for reimbursement must be submitted by to comply with Regis' policies regarding reimbursement requests and be directed to General Counsel - Regis Corp., 3701 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416. Thereafter, you agree that you will be ineligible for further expense reimbursement from Regis, unless otherwise required by law. Upon submission of timely request for reimbursement, Regis will reimburse you for all necessary business expenses you incurred pursuant to the Company's regular business practices. 3) Any medical expenses incurred under the ExecMed Program that are incurred on or before Departure Date, which reimbursements will be made in the normal course upon timely presentation of claims; 4) All compensation accrued as of the date of your termination under each plan or program of the corporation in which you may be participating at the time of termination in accordance with the terms of such plan or program, including but not limited to the Executive Retirement Savings Plan and the Long-Term Incentive Plans and equity awards thereunder. This Agreement has no effect on such plans and the amount to which Employee is entitled under the foregoing is subject to each plan's terms and conditions and Employee is not releasing any rights he has to compensation under these plans. For sake of clarity "all compensation accrued as of the date of your termination under each plan or program of the corporation" will specifically include Employee's contributions and all matching contributions made by Regis to the Executive Retirement Savings Plan. No deductions or withholdings will be made

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 2 for contributions to employment plans such as 401(k) or any employee stock purchase plan. Regis will issue an IRS Form W-2 for the full amount of this payment. 5) Equity Compensation in accordance with the plan documents. b. Severance Payment. Subject to Employee signing and not revoking this Agreement, and the Employee remaining in strict compliance with the terms of this Agreement and any other written agreements between Regis and Employee, you will receive the severance payments and benefits continuation described in Section 10 of the Letter Agreement. 3. Non-disparagement Restrictions. To the fullest extent permitted by law, you also agree not to make or endorse any disparaging or negative remarks or statements (whether oral, written, or otherwise) concerning Regis or its predecessors, successors, and/or assigns, as well as past and present officers, directors, agents, and/or employees. To the fullest extent permitted by law, the Company shall instruct its current officers and directors not to make or endorse any disparaging or negative remarks or statements (whether oral, written, or otherwise) about you. Nothing in this paragraph shall prevent Regis or you from providing truthful testimony and/or information in response to a lawful subpoena, court order or governmental inquiry. Furthermore, nothing in this paragraph shall be applied to limit or interfere with your right to engage in the "Protected Activities" as defined in Section 13 below. 4. Non-Disclosure of Confidential or Proprietary Information; Compliance With Non-Competition and Non-Solicitation Restrictions. Employee hereby acknowledges each of Employee's obligations under that certain Non-Compete, Non- Disclosure, Non-Solicitation and Non-Hire Agreement effective May 5, 2022 ("RCA"), reaffirms such obligations, and agrees that Employee shall continue to be bound each of these obligations after the Departure Date without any modification. 5. Return of Corporate Property. By signing below, you represent and warrant that all Regis property has been returned to Regis, and that you have not retained any copies, electronic or otherwise, of any Regis property. Notwithstanding this paragraph of this Agreement, you may keep documents pertaining to your compensation and/or benefits. 6. Litigation and Other Legal Matters. Employee agrees to be reasonably available upon reasonable notice from Regis, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities, including in connection with any pending and future litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, internal or external to Regis or any of the other Released Parties, with respect to matters of which Employee has knowledge or should have knowledge. Regis will cooperate with Employee's reasonable scheduling needs; will reimburse Employee for Employee's reasonable expenses incurred in connection with Employee's obligations under this paragraph; and will negotiate in good faith and agree upon an appropriate per diem or hourly rate for any cooperation and/or assistance provided by Employee after the Departure Date. 7. References. You agree that you will refer all reference checks, if needed, regarding your employment with Regis to Michael Ferranti at (612) 416-3667. For all reference checks that are referred to such person, references will be limited to confirmation of your dates of employment and last position held. 8. General Release. a. In exchange for the benefits promised you in this Agreement, you agree to irrevocably and unconditionally release and discharge Regis, its predecessors, successors, and assigns, as well as past and present officers, directors, employees, and agents (collectively, the "Released Parties"), from any and all claims, liabilities, or promises, whether known or unknown, arising out of or relating to your employment with Regis through the date you sign this Agreement. You waive these claims on behalf of yourself and your heirs, assigns, and anyone making a claim through you. The claims waived and discharged include, but are not limited to, claims under or relating to the following: • Title VII of the Civil Rights Act of 1964; • Sections 1981 through 1988 of Title 42 of the United Sates Code; • The Civil Rights Act of 1991; • The Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan); • The Age Discrimination in Employment Act of 1967 (the "ADEA"); • The Rehabilitation Act of 1973;

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 3 • The Immigration Reform and Control Act; • The Americans with Disabilities Act of 1990; • The Americans with Disabilities Amendments Act of 2008; • The Fair Credit Reporting Act; • The Sarbanes-Oxley Act of 2002, to the extent permitted by law; • The Occupational Safety and Health Act; • The Family and Medical Leave Act of 1993; • The Equal Pay Act; • The Genetic Information Nondiscrimination Act; • The Worker Adjustment and Retraining Notification Act; • The Minnesota Human Rights Act, Minn. Stat. § 363A.01, et seq.; • The Minnesota Human Rights Act; • The Minnesota Whistleblower Protection Act; • The Minnesota Statutory Provisions regarding Retaliation for Filing a Workers' Compensation Claim; • The Minnesota Parental Leave Act; • The Minnesota Age Discrimination Act; • The Minnesota Equal Pay For Equal Work Law; • The Minnesota Fair Labor Standards Act; • The Minnesota Discrimination for Lawful Activities Law; • The Minnesota Wage-Hour and Wage-Payment Laws; • The Minnesota Occupational Safety and Health Act; • The Minnesota Personnel Record Review Statute; • Laws enacted under the Minnesota Women's Economic Security Act; • The non-discrimination and anti-retaliation provisions of the Minnesota State Workers' Compensation and/or Disability Benefits Laws; • Any other federal, state or local civil or human rights law or any other local, state or federal law, rule, regulation, code, guideline or ordinance, including but not limited to those relating to bias, whistleblower, discrimination, retaliation, compensation, employment or labor; • Any public policy, contract (oral or written, express or implied), tort, or common law; or • Any statute, common law, agreement or other basis for recovering any costs, fees, or other expenses, including attorneys' fees and/or costs. This release does not include claims that cannot, by law, be waived, such as unemployment compensation, claims based upon noted benefits and/or claims for indemnification. This release does not modify or affect (a) your right to enforce the terms of this Agreement; (b) your right to receive an award from a "Government Agency" (as defined in Section 12 below) under its whistleblower program for reporting in good faith a possible violation of law to such Government Agency; (c) any vested rights and benefits that you may have under any applicable Company benefit or compensation plan; (d) any recovery to which you may be entitled pursuant to workers' compensation and unemployment insurance laws; (e) any rights under directors' and officers' liability insurance coverage or any right of indemnification under the Company's organizational documents or otherwise; (f) your right to challenge the validity of this Agreement under the ADEA; (g) your right to payments or benefits described in Section 11 of the Letter Agreement, subject to and in accordance with the terms thereof; (h) your rights with respect to any equity awards granted to you by the Company; (i) any rights that arise after the date you executes this Agreement; or (j) any right where a waiver is expressly prohibited by law. You understand and agree that, with the exception of your right to receive an award from a Government Agency under its whistleblower program for reporting in good faith a possible violation of law to such Government Agency, you are not entitled to receive any money or other relief in connection with the claims you are releasing in this Agreement, regardless of who initiated or filed the charge or other proceeding. 9. Binding Nature of Agreement. This Agreement is binding on the parties and their heirs, administrators, representatives, executors, successors, and assigns. 10. Compliance with the Age Discrimination in Employment Act ("ADEA") and Notice of Right to Consider and Rescind Agreement. You understand that this Agreement must meet certain requirements to validly

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 4 release any claims you might have under the Minnesota Human Rights Act (MHRA) and the ADEA (including under the Older Workers' Benefit Protection Act), and you represent that all such requirements have been satisfied, including the following: a. The Agreement is written in a manner that is understandable to you; b. You are specifically waiving ADEA rights; c. You are not waiving ADEA rights arising after the date of your signing this Agreement; d. You are receiving valuable consideration in exchange for execution of this Agreement that you would not otherwise be entitled to receive; e. Regis is hereby, in writing, encouraging you to consult with an attorney before signing this Agreement; and f. You received 21 days to consider this Agreement and at least 15 days to rescind. 11. Notice of Right to Consider and Rescind Agreement. You have four (4) days to consider this Agreement and decide whether to sign it, however, you cannot sign this Agreement before May 5, 2022. Regis hereby advises Employee to consult with an attorney of his/her choice before signing this Agreement releasing any rights or claims that he believes she/he may have under the Age Discrimination in Employment Act, the Minnesota Human Rights Act (MHRA) or the Age Discrimination in Employment Act ("ADEA"). Once this Separation Agreement is executed, Employee may rescind this Separation Agreement within fifteen (15) calendar days to reinstate any claims under the ADEA. To be effective, any rescission within the relevant time period must be in writing and delivered to Regis, in care of General Counsel, 3701 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416, by hand or by mail within the fifteen (15) day period. If delivered by mail, the rescission must be: (1) postmarked within the fifteen (15) day period; (2) properly addressed to Regis; and (3) sent by certified mail, return receipt requested. 12. No Assignment. Employee warrants that she/he has not assigned, transferred nor purported to assign or transfer any claim against Regis or the Released Parties, and that he will not assign or transfer nor purport to assign or transfer hereafter any claim against Regis or the Released Parties. 13. Protected Activities. You and the Company each acknowledge and agree that nothing in this Agreement shall be applied to limit or interfere with your right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Agreement, "Government Agency" means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission. You understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) in court proceedings if you file a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to your attorney in such lawsuit, provided that you must file any document containing the trade secret under seal, and you may not disclose the trade secret, except pursuant to court order. However, you are not authorized to make any disclosures as to which the Company may assert protection from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of the Company's General Counsel or another authorized officer designated by the Company. The disclosures and actions protected in this Section 13 are referred to herein as "Protected Activities." 14. Severability. The provisions of this Agreement are severable. If any provision (excluding the General Release above) is held to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. 15. Entire Agreement. This Agreement, Letter Agreement, ACA, and Arbitration Agreement between you and the Company dated [DATE] and [Insert relevant equity awards], Except to the extent that you have an arbitration agreement with Regis, set out the entire agreement between you and Regis and supersede any and all prior oral or written agreements or understandings between you and Regis concerning your termination of employment. You acknowledge you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release. 16. Employee Affirmations. You represent the following:

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 5 a. You have not filed, caused to be filed, or presently are a party to any claim against Regis or any other Released Parties; b. With the exception of the compensation and benefits described in Paragraph "2.b" above, affirm that you have been paid all compensation, wages, bonuses, commissions, and/or benefits to which you may be entitled from Regis, and, if applicable, you have reported all of the hours you worked as of the date you sign this Agreement and General Release. You further affirm that Regis has granted you any leave to which you were entitled from Regis under the Family and Medical Leave Act or related state or local leave or disability accommodation laws; c. You have no known workplace injuries or occupational diseases; d. You have not divulged any financial, proprietary or confidential information of Regis and will continue to maintain the confidentiality of such information consistent with Regis's policies, your agreement(s) with Regis and/or any applicable common law, with the exception of any voluntary communication with the Securities and Exchange Commission; e. You have not been retaliated against for reporting any allegations of wrongdoing by Regis, any of Regis's officers or any other Released Parties, including any allegations of corporate fraud. Both Parties acknowledge that this Agreement and General Release does not limit either party’s right, where applicable, to file or to participate in an investigation proceeding of any federal, state or local governmental agency, including providing documents or other information. This Agreement does not limit your right to receive an award for information provided to any government agency; and f. All of Regis's decisions regarding your pay and benefits through your termination date were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. 17. Competence to Waive Claims. You affirm that at the time you considered or signed this Agreement, you were not affected or impaired by illness, use of alcohol, drugs or other substances, or otherwise impaired. You further affirm that you are competent to execute this Agreement, and knowingly and voluntarily waive any and all claims you may have against Regis and as described in this Agreement. You certify that you are not a party to any bankruptcy, lien, creditor-debtor or any other action or proceeding which would impair your right or ability to waive all claims you may have against Regis or any other Released Parties. 18. Effective Date of Agreement. This Agreement will become effective on the sixteenth day after you sign it, provided you have not rescinded the Agreement. 19. Valid Agreement. As stated above, you agree that this Agreement and its releases fully comply with the ADEA. You also agree that this Agreement and its releases fully comply with the Minnesota Human Rights Act and all other laws, statutes, ordinances, regulations, and/or principles of common law governing releases. 20. No Admission of Liability. Regis denies any and all liability to you. You understand and agree that this Agreement is not an admission of wrongdoing or liability, including, but not limited to, any violation of any federal, state, and/or local law, statute, ordinance, contract, and/or principle of common law by Regis and/or any individuals and/or entities associated with Regis. 21. Attorneys' Fees. You agree that you are responsible for your own attorneys' fees and costs, if any, incurred in any respect, including but not limited to in connection: with your employment with Regis; with the termination of your employment with Regis; and with negotiating and executing this Agreement. 22. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Minnesota and the laws of the United States, where applicable. 23. Enforcement of Agreement; Venue. Any dispute concerning the interpretation and application of this Agreement will be settled by expedited arbitration in Minneapolis, MN. The arbitrator selected by the Parties will be a lawyer or former judge and will have at least ten years' legal experience with employment law. The decision of the arbitrator will be final. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party will be entitled to recover costs and expenses, including reasonable attorneys' fees incurred.

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 6 24. Expiration of Offer and Effective Date of Agreement. You understand that the offer contained in this Agreement will be considered withdrawn if you have not signed and returned to Regis the signed original of this Agreement on or before the conclusion of the 21-day consideration period. This Agreement becomes effective after you and Regis have signed the Agreement and the revocation period described above has expired, provided you have not revoked your acceptance of this Agreement during the revocation period. YOU ARE HEREBY ADVISED THAT YOU HAVE TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT, BUT YOU CANNOT SIGN THIS AGREEMENT BEFORE MAY 5, 2022. YOU ARE ALSO HEREBY ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY OF YOUR CHOOSING PRIOR TO SIGNING THIS AGREEMENT. YOU AGREE THAT ANY MODIFICATIONS MADE TO THIS AGREEMENT, MATERIAL OR OTHERWISE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST REGIS AND ANY OTHER RELEASED PARTIES AS OF THE DATE YOU SIGN THIS AGREEMENT. HAVING ELECTED TO EXECUTE THIS AGREEMENT, AND TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2.b" ABOVE, YOU FREELY AND KNOWINGLY, AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST REGIS AND ANY OTHER RELEASED PARTIES AS OF THE DATE YOU SIGN THIS AGREEMENT. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. EMPLOYEE: Signed: Printed: Matthew Doctor Date: REGIS CORPORATION: Signed: Andra J. Terrell Title: SVP, General Counsel and Corporate Secretary Date:

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 7 Exhibit B NON-COMPETE, NON-DISCLOSURE, NON-SOLICITATION AND NON-HIRE AGREEMENT This is an Agreement between Matthew Doctor ("You") and Regis Corporation ("Regis" or "Company"). The Agreement is effective on May 5, 2022 ("Effective Date"). In consideration of the employment opportunity provided by Regis on or about May 4, 2022, you, intending to be legally bound, agree to the following: 1. Term of Agreement. This Agreement is effective on the Effective Date, and will remain in effect throughout your employment with Regis and for a period of twelve (12) months thereafter. The obligation not to disclose set forth in Section 3 will continue indefinitely. 2. Limitations of this Agreement. This Agreement is not a contract of employment. Neither you nor Regis are obligated to any specific term of employment. This Agreement is limited to the subject matter of covenants not to compete, hire, or solicit as described in this Agreement. 3. Non-Disclosure of Trade Secrets and Confidential Information. You acknowledge that, in the performance of your duties, you have and will receive confidential and valuable business information, including but not limited to business and marketing plans, finances, trade practices, accounting methods, methods of operation, business practices and methods, profit margins, costs, customer and commercial relationships, customer lists and information, company manuals, personnel records or any other data Regis considers to be confidential information. You agree that, at any time during or after the term of your employment with Regis, you will not divulge, disclose, reveal or communicate to any business entity or other person (with the exception of the Securities and Exchange Commission or the Company) such information or trade secrets or other valuable information you may obtain during your employment concerning any matters affecting or relating to Regis' business as long as such information is not publicly available. You also agree that upon termination of employment with Regis or sooner (if it is required by Regis in writing), you will return to Regis all original and copies of any document or materials of any kind (including those in electronic formats) acquired or coming to your knowledge and custody in connection with your employment with Regis, whether prepared by you, Regis, or others. 4. Covenant Not to Compete. You agree that at no time during the term of your employment with Regis will you engage in any business activity which is competitive with Regis nor work for any company which competes with Regis in the beauty salon industry. Nothing in this agreement prohibits you from working for a current Regis franchisee or becoming a Regis franchisee as Regis does not consider its franchisees to be competitors. For a period of twelve (12) months immediately following the termination of your employment (regardless of the reason for termination) you agree that within the United States, you will not, directly or indirectly, for you or on behalf of any other, as an individual on your account, or as an employee, agent or representative of any person, partnership, firm, corporation, or other entity or as a member of any partnership, or as an officer, employee or shareholder of any corporation, or otherwise: a. solicit, divert, do business with, or take away any of the customers or franchisees of Regis; b. enter into endeavors that are competitive with the business or operations of Regis in the beauty industry; c. own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer , employee, director, partner, member, stockholder (except for passive investments of not more than a one percent (1%) interest in the securities of a publicly held corporation regularly traded on a national securities exchange or in an over-the-counter securities market) consultant, independent contractor, or otherwise, any individual, partnership, firm, corporation or other business organization or entity that engages in a business which competes with the business or operations of Regis in the beauty industry. 5. Non-solicitation and Non-hire. During the term of your employment, and for a period of twelve (12) months immediately thereafter, you agree you will not, in any way, directly or indirectly, induce or attempt to induce any employee that reports to you, either directly or indirectly, to leave Regis' employ, you will not otherwise interfere with or disrupt Regis' relationship with employees and you will not solicit, assist in the solicitation of, entice, take away, divert or employ any person employed by Regis. You also agree that for a period of twelve (12) months after your employment, you will not hire

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 8 anyone that, within the twelve (12) months prior to the termination of your employment, directly or indirectly, reported to you while you worked at Regis. 6. Injunctive Relief. You hereby acknowledge: (1) that Regis will suffer irreparable harm if you breach your obligations under this Agreement; and (2) that monetary damages will be inadequate to compensate Regis for such a breach. Therefore, if you breach any of such provisions, then Regis shall be entitled to injunctive relief, in addition to any other remedies at law or equity, to enforce such provisions. You further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or equitable relief. In the event of a breach of any of the provisions contained in this section, you and Regis intend that Regis will have the full benefits of the post-termination restrictions contained in Paragraphs 4 and 5 of this section and agree that in any action for specific performance of other equitable relief, Regis shall be entitled to an extension of time of the post termination restrictions contained in Paragraphs 4 and 5 if necessary to achieve that result. 7. Acknowledgement. You and the Company each acknowledge and agree that nothing in this Agreement shall be applied to limit or interfere with your right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Agreement, "Government Agency" means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self regulatory organization or any other federal, state or local governmental agency or commission. You understands that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) in court proceedings if you file a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to your attorney in such lawsuit, provided that you must file any document containing the trade secret under seal, and you may not disclose the trade secret, except pursuant to court order. However, you are not authorized to make any disclosures as to which the Company may assert protection from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of the Company's General Counsel or another authorized officer designated by the Company. 8. Attorneys' Fees. The Company will be entitled to receive from you reimbursement for reasonable attorneys' fees and expenses it incurs in successfully enforcing this Agreement to final judgment (including appeals) and you shall be entitled to receive from the Company reasonable attorneys' fees and expenses you incur in the event the Company is found to not be entitled to enforcement of this Agreement. 9. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including any party with which the Company may merge or consolidate or to which it may transfer substantially all of its assets. As used in the Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the capital stock or assets of the Company. 10. Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions to the extent enforceable shall nevertheless be binding and enforceable. 11. Modifications. The parties hereby authorize any court of other tribunal of competent jurisdiction to modify any provision(s) held to be invalid or unenforceable to the extent necessary to permit such provision(s) to be legally enforced to the maximum extent permissible and to then enforce the provision(s) as modified. 12. Prior Understandings. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. The Agreement supersedes all prior understanding, agreements, or representations. 13. Waiver. Any waiver of a default under this Agreement must be made in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any right

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 9 or remedy shall impair such right or remedy or be constructed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act. 14. Jurisdiction and Venue. This Agreement is to be construed pursuant to the laws of the State of Minnesota. You agree to submit to the jurisdiction and venue of any court of competent jurisdiction in Hennepin County, Minnesota without regard to conflict of laws provisions, for any claim arising out of this Agreement. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. By your signature below you acknowledge that you have read and understand the foregoing Agreement, that you agree to comply with all of the terms of the Agreement, and that you have received a copy of the Agreement. EMPLOYEE: Signed: Printed: Matthew Doctor Date: REGIS CORPORATION: Signed: Andra J. Terrell Title: SVP, General Counsel and Corporate Secretary Date:

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 10 Exhibit C ARBITRATION AGREEMENT In consideration of my employment by Regis Corporation (including its successors, subsidiaries or assigns) (the "Company"), as well as the Company's reciprocal agreement to arbitrate, I agree that all claims and disputes arising out of or relating to my application for employment, employment or termination of employment with the Company, including the making or interpretation of this Agreement, and further including any such claim or dispute that may have arisen before the date of this Agreement, shall be decided by final and binding arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association (AAA). I UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE IS IN LIEU OF THE COMPANY'S OR MY RIGHT TO A COURT OR JURY TRIAL AND IS BINDING UPON MY HEIRS, EXECUTORS AND ADMINISTRATORS. This Agreement is intended to be broadly interpreted but does not modify the at-will relationship between me and the Company. It includes, but is not limited to, all civil claims recognized by law which arise out of or relate in any way to my employment or other relationship with the Company (including application for, or termination of, employment or other relationship) including, but not limited to, claims under the Fair Labor Standards Act or any local or state law governing hours of work and pay, claims of employment discrimination or harassment based upon any recognized protected status under applicable federal or state law, (including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act), claims under the Family and Medical Leave Act, the Immigration Reform and Control Act and any other local, state or federal law concerning employment, as well as all claims based on contract, tort or statute. Furthermore, this Agreement applies to any claim recognized by law against an individual who is or was an officer or employee of Company, for any claims arising out of or relating to my employment. The only legal disputes and claims excluded from this Agreement are: (a) claims for workers' compensation, unemployment, or other benefits under a plan or program providing its own process for dispute resolution; (b) claims for which this Agreement would be invalid as a matter of federal law, or state law that is not preempted by federal law; (c) actions to enforce this Agreement, compel arbitration, or enforce, modify, or vacate an arbitrator's award; (d) a claim or charge filed with a federal, state, or local administrative agency, such as the Equal Employment Opportunity Commission, National Labor Relations Board, Department of Labor, or similar agency; (e) an action by me or the Company seeking a provisional remedy in any court of competent jurisdiction; (f) claims asserted by me, or on my behalf by another party, prior to my execution or deemed acceptance of this Agreement as provided herein; and (g) claims for breach of confidentiality or trade secret violations. As to subpart (c) above, the Company and I agree and those actions are covered, and governed, by Section 2 of the Federal Arbitration Act, 9 U.S.C. § 2, and not any state law. Judgment on an arbitrator's award may be entered by any court of competent jurisdiction. By agreeing to this Agreement, I do not waive the right to file an administrative complaint with the appropriate administrative agency, but I knowingly and voluntarily waive the right to file, or participate or obtain relief in, a lawsuit or court action of any nature against the Company, unless excluded above. I UNDERSTAND AND AGREE, BY ENTERING INTO THIS AGREEMENT, BOTH I, AND THE COMPANY, CAN ONLY BRING CLAIMS AGAINST EACH OTHER IN OUR INDIVIDUAL CAPACITIES AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE PROCEEDING. Further, unless both I and the Company agree otherwise, the arbitrator may not consolidate more than one person's claims, and may not otherwise preside over any form of a representative or class proceeding. If this specific provision is found to be unenforceable, then the entirety of this arbitration provision shall be null and void. In accordance with the AAA's Employment Arbitration Rules written notice of demand for arbitration must be delivered or sent by certified mail to the other party to this agreement and to the AAA or to another arbitrator mutually acceptable to the company and me if not accepted by the AAA. All arbitration fees shall be paid in accordance with the AAA's Employment Arbitration Rules. The applicable statutes of limitations for the claims asserted shall be utilized by the Arbitrator to determine the timeliness of all claims asserted. The arbitrator shall have exclusive authority to resolve any Claims and award any form of remedy or damages available in a court. This arbitration agreement does not preclude me from bringing issues to the attention of federal, state or local agencies or from engaging in concerted activity under the National Labor Relations Act. This is a written agreement to arbitrate, which shall be governed by and enforced in accordance with the provisions

3701 Wayzata Boulevard, Suite 500 | Minneapolis, MN 55416952-947 Page 11 of the Federal Arbitration Act, 9 U.S.C. §1 et seq. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof. The arbitrator shall issue a written and signed statement of the basis of his or her decision. If the arbitrator renders an award, findings of fact and conclusions of law must be included in the decision. This is the complete agreement between me and the Company about arbitration and supersedes any other understandings on the subject. No other representations are being relied on by me or the Company. This Agreement cannot be orally modified, and shall remain in effect, even after the termination of my employment or my reassignment to another position with the Company. I intend each of the provisions of this Agreement to be fully enforceable. If, however, any provision of this Agreement is adjudged to be void or otherwise unenforceable, in whole or in part, I agree such provision shall be severed and this determination shall not affect the validity or enforceability of the remainder of the Agreement. I warrant and agree I have read, and I understand, this Agreement and I have had the opportunity to consult an attorney of my choosing regarding its effect to the extent I deem necessary. By signing this Agreement, I acknowledge, except as described above, I am knowingly and voluntarily waiving the right to file a lawsuit regarding my employment (including my termination of employment) or other association with the Company, as well as the right to resolve disputes in a proceeding before a judge or jury. I further acknowledge and agree this Agreement, while mutually binding on me and the Company, does not constitute a guarantee of employment, or continued employment, for any fixed period or under any particular terms except those in this Agreement, and does not alter, in any way, any at-will nature my employment relationship. ACKNOWLEDGEMENT I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS ARBITRATION AGREEMENT AND I AGREE TO BE LEGALLY BOUND BY ITS TERMS. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. Signed: Printed: Matthew Doctor Date: Revised September 2019